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Exhibit to the Annual Report (Form 11-K) of the American Eagle Outfitters, Inc.
Retirement Plan for the years ended December 31, 1997 and 1996.









                         Consent of Independent Auditors









We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-84796) pertaining to the American Eagle Outfitters, Inc. Stock Fund of the American Eagle Outfitters, Inc. Retirement Plan of our report dated June 19, 1998 with respect to the financial statements of the American Eagle Outfitters, Inc. Retirement Plan included in the Annual Report (Form 11-K) for the years ended December 31 ,1997 and 1996.









/s/Alpern, Rosenthal & Company
Pittsburgh, Pennsylvania
June 29, 1998






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